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Exhibit 3.21

ARTICLES OF INCORPORATION
OF
TCBY PREPARATION, INC.

        The undersigned, acting as incorporator of a corporation under the Utah Revised Business Corporation Act (the "URBCA"), adopts the following Articles of Incorporation for such corporation:

        1.     NAME. The name of the corporation is TCBY Preparation, Inc. (the "Corporation").

        2.     PURPOSES AND POWERS. The Corporation is organized to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the URBCA. The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 302 of the URBCA. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

        3.     AUTHORIZED SHARES. The Corporation is authorized to issue one class of shares. The total number of shares the Corporation is authorized to issue is One Thousand (1,000) shares. The preferences, limitations and relative rights of the single class of shares of the Corporation are as follows:

          (1)   Number, Designation and Par Value. The Corporation is authorized to issue One Thousand (1,000) shares designated as "Common Stock," each having no par value (the "Common Stock").

          (2)   Voting. All voting rights of the Corporation shall be exercised by the holders of the Common Stock.

          (3)   Net Assets. The holders of the Common Stock shall be entitled to receive the net assets of the Corporation upon the dissolution of the Corporation.

          (4)   Payment. All shares of the Common Stock shall be fully paid and nonassessable.

        4.     REGISTERED OFFICE AND AGENT. The address of the initial registered office of the Corporation is 2855 East Cottonwood Parkway, Suite 400, Salt Lake City, Utah 84121, and the name of its initial registered agent at such address is Michael R. Ward.

        5.     OFFICER AND DIRECTOR LIABILITY.

          (a)   The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law.

          (b)   The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

          (c)   Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

        6.     INCORPORATOR. The name and address of the incorporator is as follows:

Name	Address
Michael R. Ward	2855 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121

        IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 15th day of March, 2004.

/s/ MICHAEL R. WARD Michael R. Ward, Incorporator

ACKNOWLEDGMENT OF REGISTERED AGENT

        The undersigned, Michael R. Ward, hereby acknowledges that he has been named as registered agent of TCBY Preparation, Inc., a Utah corporation to be formed pursuant to the Articles of Incorporation to which this Acknowledgment is attached, and the undersigned hereby agrees to act as registered agent of said corporation.

/s/ MICHAEL R. WARD Michael R. Ward, Registered Agent

MAILING ADDRESS

        If, upon completion of filing of the above Articles of Incorporation, the Division elects to send a copy of the Articles of Incorporation to the Corporation by mail, the address to which the copy should be mailed is:

Stoel Rives LLP 201 S. Main Street Suite 1100 Salt Lake City, UT 84111 Attention: Ronald G. Moffitt

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ARTICLES OF INCORPORATION OF TCBY PREPARATION, INC.